Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2025 Third-Quarter Financial Results

CAMBRIDGE, Mass., October 30, 2025 — Forrester Research, Inc. (Nasdaq: FORR) today announced financial results for the third quarter ended September 30, 2025, with contract value at $288.1 million, down 7% compared with the prior year.

“Despite ongoing market uncertainty, we delivered operating margin and EPS growth this quarter,” said CEO and Chairman George F. Colony. “On the heels of the two-year anniversary of our generative AI tool, Izola, we recently launched Forrester AI Access, a new self-service offering that uses our generative AI capabilities to equip clients with trusted insights and advice, enabling them to validate ideas, align on best practices, and make smarter decisions faster. We remain committed to accelerating our AI leadership and are optimistic that these innovations will unlock new growth opportunities.”

Third-Quarter Consolidated Results

Total revenues for the third quarter of 2025 were $94.3 million, compared with $102.5 million for the comparable quarter in 2024.

On a GAAP basis, net loss was $2.1 million, or $0.11 per diluted share, for the third quarter of 2025, compared with a net loss of $5.8 million, or $0.30 per diluted share, for the same period in 2024.

On an adjusted basis, net income was $7.2 million, or $0.37 per diluted share, for the third quarter of 2025, reflecting an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $3.4 million, amortization of acquisition-related intangible assets of $2.2 million, restructuring costs of negative $0.1 million, and a credit loss on the note receivable from the divestiture of a product line in 2024 of $6.4 million. This compares with adjusted net income of $5.6 million, or $0.29 per diluted share, for the same period in 2024, which reflects an adjusted tax rate of 29%. Adjusted net income for the third quarter of 2024 excludes stock-based compensation of $3.6 million, amortization of acquisition-related intangible assets of $2.4 million, restructuring costs of $0.9 million, and the loss from the sale of a divested operation and transaction costs of $2.0 million.

Additional details regarding key metrics can be found in the investor presentation on the investor relations section of the company’s website.

A reconciliation of GAAP results to adjusted results can be found in the attached financial tables.

Forrester is providing guidance for 2025 as follows:

Full-Year 2025 (GAAP):

•
Total revenues of approximately $395.0 million to $405.0 million, or a decline of 8.7% to 6.4% versus the prior year
•
Operating margin of approximately negative 19.3% to negative 18.3%
•
Interest expense of approximately $2.7 million
•
An effective tax rate of negative 5% to negative 2%
•
Diluted loss per share of approximately $4.50 to $4.40

Full-Year 2025 (Adjusted):

Adjusted financial guidance for full-year 2025 excludes the goodwill impairment charge of $83.9 million, stock-based compensation expense of $12.0 million to $13.0 million, amortization of acquisition-related intangible assets of approximately $8.7 million, restructuring costs of approximately $1.9 million, a credit loss on the note receivable from the divestiture of a product line in 2024 of $7.3 million, and any investment gains or losses.

•
Adjusted operating margin of approximately 7.5% to 8.5%
•
Adjusted effective tax rate of 29%
•
Adjusted diluted earnings per share of approximately $1.15 to $1.25

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We empower leaders in technology, customer experience, digital, marketing, sales, and product functions to be bold at work and accelerate growth through customer obsession. Our unique research and continuous guidance model helps executives and their teams achieve their initiatives and outcomes faster and with confidence. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the full-year 2025 and statements about the performance of Izola and Forrester AI Access and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, including the migration of its existing clients into its Forrester Decisions portfolio of services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; any adverse economic conditions that result in a reduction in technology spending or demand for Forrester’s products or services; the risks and challenges inherent in international business activities; the use of generative AI in Forrester’s business and by Forrester’s clients and competitors; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; Forrester’s business with the US government; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and any future impairment charge Forrester incurs. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Ed Bryce Morris

VP, Corporate Development & Investor Relations

Forrester Research, Inc.

+1 617-613-6565

ebrycemorris@forrester.com

Shweta Agarwal

VP, Corporate Communications

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2025, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Research	$72,652	$77,070	$218,992	$237,314
Consulting	21,475	23,369	66,404	71,321
Events	168	2,088	10,434	15,794
Total revenues	94,295	102,527	295,830	324,429
Operating expenses:
Cost of services and fulfillment	37,711	42,174	126,966	138,028
Selling and marketing	36,011	38,273	109,031	117,948
General and administrative	12,478	15,738	38,907	44,234
Depreciation	1,532	1,957	4,671	6,079
Amortization of intangible assets	2,217	2,404	6,651	7,431
Goodwill impairment	—	—	83,895	—
Restructuring costs (credits)	(111)	937	1,887	7,643
Loss from sale of divested operation	—	1,775	—	1,775
Total operating expenses	89,838	103,258	372,008	323,138
Income (loss) from operations	4,457	(731)	(76,178)	1,291
Interest expense	(684)	(770)	(2,026)	(2,295)
Loss on investments, net	—	—	(114)	—
Credit loss expense	(6,400)	—	(7,310)	—
Other income, net	938	427	2,753	2,716
Income (loss) before income taxes	(1,689)	(1,074)	(82,875)	1,712
Income tax expense	437	4,724	2,610	7,891
Net loss	$(2,126)	$(5,798)	$(85,485)	$(6,179)

Basic loss per common share	$(0.11)	$(0.30)	$(4.49)	$(0.32)
Diluted loss per common share	$(0.11)	$(0.30)	$(4.49)	$(0.32)
Basic weighted average shares outstanding	19,113	19,065	19,022	19,147
Diluted weighted average shares outstanding	19,113	19,065	19,022	19,147

Adjusted data (1):
Income (loss) from operations - GAAP	$4,457	$(731)	$(76,178)	$1,291
Amortization of intangible assets	2,217	2,404	6,651	7,431
Restructuring costs (credits)	(111)	937	1,887	7,643
Goodwill impairment	—	—	83,895	—
Loss from sale of divested operation and transaction costs	—	1,994	—	1,994
Stock-based compensation included in the
following expense categories:
Cost of services and fulfillment	2,220	2,142	6,398	6,777
Selling and marketing	414	528	913	1,685
General and administrative	739	933	2,520	2,740
Adjusted income from operations	$9,936	$8,207	$26,086	$29,561

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2025		2024		2025		2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net loss - GAAP	$(2,126)	$(0.11)	$(5,798)	$(0.30)	$(85,485)	$(4.49)	$(6,179)	$(0.32)
Effect on GAAP net loss of diluted shares		—		—		0.02		—
Amortization of intangible assets	2,217	0.12	2,404	0.13	6,651	0.35	7,431	0.39
Restructuring costs	(111)	(0.01)	937	0.05	1,887	0.10	7,643	0.40
Goodwill impairment	—	—	—	—	83,895	4.39	—	—
Loss from sale of divested operation and transaction costs	—	—	1,994	0.10	—	—	1,994	0.10
Stock-based compensation	3,373	0.17	3,603	0.19	9,831	0.51	11,202	0.58
Credit loss expense	6,400	0.33	—	—	7,310	0.38	—	—
Losses on investments	—	—	—	—	114	0.01	—	—
Tax effects of items above (2)	(2,374)	(0.12)	2,167	0.11	(4,862)	(0.25)	(1,667)	(0.09)
Adjustment to tax expense for adjusted tax rate (3)	(144)	(0.01)	277	0.01	(304)	(0.02)	863	0.05
Adjusted net income	$7,235	$0.37	$5,584	$0.29	$19,037	$1.00	$21,287	$1.11
Diluted weighted average shares outstanding	19,311		19,089		19,124		19,184

(1) Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, restructuring costs, a goodwill impairment charge, a loss from the sale of a divested operation and a subsequent credit loss on a promissory note from the sale, and net gains or losses from investments, as well as their related tax effects. We also utilized an assumed tax rate of 29% in 2025 and 2024, which excludes items such as the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Generally Accepted Accounting Principles in the United States.

(2) The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.

(3) To compute adjusted net income, we apply an adjusted effective tax rate of 29% in 2025 and 2024.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	September 30,	December 31,
	2025	2024
Balance sheet data:
Cash, cash equivalents and marketable investments	$131,952	$104,669
Accounts receivable, net	$33,588	$55,490
Deferred revenue	$141,246	$145,404
Debt outstanding	$35,000	$35,000

	September 30,
	2025	2024
Cash flow data:
Net cash provided by operating activities	$24,293	$(2,031)
Purchases of property and equipment	$(1,923)	$(2,743)
Repurchases of common stock	$(2,407)	$(12,984)

	As of
	September 30,
	2025	2024
Metrics:
Contract value	$288,100	$309,800	(a)
Client retention	74%	73%
Wallet retention	86%	88%	(a)
Number of clients	1,774	2,002

	As of
	September 30,
	2025	2024
Headcount:
Total headcount	1,485	1,608
Sales force	550	597

(a) September 30, 2024 amounts have been recast based on 2025 foreign currency rates and a correction of an insignificant error.